EXHIBIT 5
                                                                  ---------
                                   Brown & Wood
                                   One World Trade Center
                                   New York, N.Y. 10048-0557
                                   Telephone: 212-839-5300
                                   Facsimile: 212-839-5599


                                   April 3, 1996



Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

     We have acted as counsel for Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about April 4, 1996 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering 1,000,000 shares of Common Stock, par value $1.33 1/3 per share (including Preferred Stock Purchase Rights) (the "Common Stock") of Merrill Lynch & Co., Inc. that may be purchased in accordance with the terms of the Merrill Lynch & Co., Inc., Long-Term Incentive Compensation Plan (the "Plan"). In such capacity, we have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

     Based upon the foregoing, we advise you that, in our opinion, the shares of Common Stock when issued in accordance with the provisions of the Plan will be legally issued, fully paid and nonassessable.

     It is also our opinion that, under current law, the discussion set forth under the heading "Federal Income Tax Consequences" in the Prospectus, although general in nature, is an accurate summary of the material federal income tax consequences related to stock options under the Plan and the transfer and exercise thereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                   Very truly yours,


                                   /s/ Brown & Wood